As filed with the Securities and Exchange Commission on September 24, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-2169715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 Knollwood Street Winston-Salem, North Carolina	27103
(Address of principal executive offices)	(Zip Code)

KRISPY KREME DOUGHNUTS, INC.
2000 STOCK INCENTIVE PLAN
(Full title of plan)

Douglas R. Muir
Chief Financial Officer
Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina  27103
(Name and address of agent for service)

(336) 725-2981
(Telephone number, including area code, of agent of service)
______________________________

copy to:

Michael A. Sherman, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212)701-3000
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☑ Accelerated filer
☐ Non-accelerated filer (Do not check if smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, no par value	3,000,000 shares(1)(2)	$3.56	$ 10,680,000	$595.94
Preferred stock purchase rights (4)	3,000,000 rights (1)(2)	N/A	N/A	N/A

(1)Represents shares of common stock approved for issuance under the registrant’s 2000 Stock Incentive Plan at the registrant’s annual meeting of shareholders held on June 16, 2009.

(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock, as reported on The New York Stock Exchange consolidated reporting system on September 22, 2009.

(4)A right to purchase a fraction of a share of the registrant’s preferred stock is attached to each share of common stock.

EXPLANATORY NOTE

Krispy Kreme Doughnuts, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of common stock authorized for issuance under the Registrant’s 2000 Stock Incentive Plan, as amended (the “2000 Stock Incentive Plan”).  A registration statement on Form S-8 (File No. 333-47326) was filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2000 covering the registration of 1,000,000 shares authorized for issuance under the 2000 Stock Incentive Plan (which, pursuant to Rule 416 under the Securities Act, increased to 4,000,000 shares upon the effectiveness of the Registrant’s two-for-one stock splits effective March 19, 2001 and June 14, 2001).  A subsequent registration statement on Form S-8 (File No. 333-97787) was filed with the Commission on August 7, 2002, covering the registration of an additional 5,500,000 shares of common stock under the 2000 Stock Incentive Plan approved for issuance at the Registrant’s annual meeting of shareholders held on June 5, 2002 and 496,000 shares of common stock authorized under the Krispy Kreme Doughnut Corporation 1998 Stock Option Plan.  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,000,000 shares under the 2000 Stock Incentive Plan.  Pursuant to such Instruction E, the contents of the registration statement on Form S-8 (File No. 333-47326) is incorporated herein by reference.  The current registration of 3,000,000 shares will increase the number of shares registered under the 2000 Stock Incentive Plan from 9,996,000 shares to 12,996,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(1)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A dated May 10, 2001 and any amendment or report filed for the purpose of updating such description;

(2)
The Registrant’s annual report on Form 10-K for the fiscal year ended February 1, 2009, including information incorporated by reference from our Definitive Proxy Statement on Schedule 14A for our annual meeting of shareholders filed on May 11, 2009;

(3)	The Registrant’s quarterly reports on Form 10-Q for the three-month periods ended May 3, 2009 and August 2, 2009; and

(4)	The Registrant’s current reports on Form 8-K dated March 5, 2009 and June 22, 2009.

All documents subsequently filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable (the Registrant’s common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant’s common stock issuable under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan has been passed upon for the Registrant by Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina.

ITEM 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. provide that Krispy Kreme’s directors and officers shall not be personally liable to Krispy Kreme or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law.  Under Section 55-8-51 of the North Carolina Business Corporation Act, Krispy Kreme may indemnify a present or former director if the director acted in good faith and reasonably believed, in the course of conduct in the director’s official capacity, that such conduct was in Krispy Kreme’s best interest.  In all other cases, the director must have believed that such conduct was at least not opposed to Krispy Kreme’s best interest.  In the case of any criminal proceeding, the director must have had no reasonable cause to believe such conduct was unlawful.  Krispy Kreme may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to Krispy Kreme or, in connection with any other proceeding, whether or not involving action in an official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.  Under North Carolina law, Krispy Kreme may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Krispy Kreme pursuant to the foregoing provisions, or otherwise, Krispy Kreme has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  Krispy Kreme maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.  Krispy Kreme has also entered into indemnification agreements with each officer and each director pursuant to which Krispy Kreme has agreed to provide for the indemnification of and the advancement of expenses to each such officer and director party to such indemnification agreements and for the continued coverage of each such officer and director under Krispy Kreme’s directors’ and officers’ liability insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1
Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-97787), filed on August 7, 2002)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 15, 2008)

4.3
Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant’s Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

4.4
Agreement of Substitution and Amendment of Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated July 7, 2008 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on April 17, 2009)

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding the legality of the securities being registered

10.1	Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2009)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

24	Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of Directors of Registrant (included on signature pages to this Registration Statement)

ITEM 9.                 UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 24th day of September, 2009

KRISPY KREME DOUGHNUTS, INC.

By: /s/ Douglas R. Muir
Name: Douglas R. Muir
Title: Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints James H. Morgan and Douglas R. Muir, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto together and to file the same with all exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with any such registration statements or amendments and other documents in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James H. Morgan James H. Morgan	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	Signed September 24, 2009

/s/ Douglas R. Muir Douglas R. Muir	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Signed September 24, 2009

/s/ Charles A. Blixt Charles A. Blixt	Director	Signed September 24, 2009

/s/ Lynn Crump-Caine Lynn Crump-Caine	Director	Signed September 24, 2009

/s/ C. Stephen Lynn C. Stephen Lynn	Director	Signed September 24, 2009

/s/ Robert S. McCoy, Jr. Robert S. McCoy, Jr.	Director	Signed September 24, 2009

/s/ Andrew J. Schindler Andrew J. Schindler	Director	Signed September 24, 2009

/s/ Michael H. Sutton Michael H. Sutton	Director	Signed September 24, 2009

/s/ Lizanne Thomas Lizanne Thomas	Director	Signed September 24, 2009

/s/ Togo D. West, Jr. Togo D. West, Jr.	Director	Signed September 24, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-97787), filed on August 7, 2002)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 15, 2008)

4.3
Rights Agreement between the Registrant and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant’s Amendment No. 4 to the Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000)

4.4
Agreement of Substitution and Amendment of Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated July 7, 2008 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on April 17, 2009)

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding the legality of the securities being registered

10.1	Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2009)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

24	Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of Directors of Registrant (included on signature pages to this Registration Statement)